Exhibit 10.10

                        TARRAGON SOUTH DEVELOPMENT CORP.
                     200 East Las Olas Boulevard, Suite 1660
                         Fort Lauderdale, Florida 33301

                                October ___, 2005

AGU Entertainment Corp.
3200 West Oakland Park Boulevard
Lauderdale Lakes, Florida 33311

         RE: $2,500,000.00 Loan made by Tarragon South Development Corp. to AGU Entertainment Corp.

Dear Ladies and Gentlemen:

         Reference is made to a loan made by Tarragon South Development Corp., a Nevada corporation ("Lender"), to AGU Entertainment Corp., a Delaware corporation (Borrower") in the aggregate principal amount of $2,500,000.00 (the "Loan"), which Loan is evidenced by a Promissory Note, dated the date hereof, from Borrower payable to the order of Lender in the aggregate principal amount of $2,500,000.00 (the "Note"), which Note is secured by Third Mortgage Deed and Security Agreement, dated as of the date hereof, from Borrower in favor of Lender (the "Mortgage"), which Mortgage encumbers property more particularly described therein and located in the City of Lauderdale Lakes, Broward County, Florida (the "Property"). The Note, the Mortgage and any and all other documents executed in connection with the Loan are hereinafter, collectively, referred to as the "Loan Documents".

         In connection with the closing of the Loan, it came to the attention of Lender that the Easement (as defined herein) benefits the Property. In order to obtain adequate title insurance with respect thereto, Fidelity National Title Insurance Company will need to search (the "Search") in the applicable public records the properties burdened by the Easement. Lender has agreed to close without the finality of the performance of the Search, provided, that Borrower agrees to the terms and conditions of this letter agreement. For purposes of this letter agreement, the term "Easement" means the easements for installing and maintaining sewer connections for the benefit of the Property contained in that certain Warranty Deed recorded in Official Records Book 5161, at Page 325, of the Public Records of Broward County, Florida.

         Accordingly, Borrower understands, acknowledges and agrees that:

         1.       The Search must be performed no later than November 4, 2005;

         2. Upon receipt and review of the Search, Borrower will immediately provide Lender, at Borrower's sole cost and expense, as Lender shall require (x) an endorsement to the Lender's title policy delivered in connection with the Loan and (y) any update to the survey delivered in connection with the Loan.

         3. No further advances under the Note shall be made by Lender unless and until the items set forth in 1 and 2 above are performed on a timely basis and all other conditions to the making of advances under the Note and the other Loan Documents are satisfied in all respects.

AGU Entertainment Corp.
October ___, 2005
Page 2

         4. In the event that the requirements of this letter agreement are not strictly adhered to in all respects, the same shall constitute a default under the Loan Documents entitling Lender to exercise any and all remedies available to Lender at law and in equity.

         Borrower shall confirm its understanding, acknowledgment and agreement to the terms hereof by executing this letter where set forth below.

                                            Very truly yours,

                                            TARRAGON SOUTH DEVELOPMENT CORP.,
                                            a Nevada corporation

                                             By: _______________________________
                                                   Marcy H. Kammerman
                                                   Executive Vice President

MK\pk

UNDERSTOOD, ACKNOWLEDGED AND AGREED.

AGU, Entertainment Corp.,
a Delaware corporation

By:________________________
     Name:
     Title: